EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended November 22, 2013

Current Month				Rolling Performance*				Rolling Risk Metrics* (Dec 2008 – Nov 2013)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.2%	0.3%	-6.5%	-6.0%	-7.2%	-6.0%	0.1%	-6.0%	10.1%	-28.9%	-0.6	-0.8
B**	1.1%	0.3%	-7.0%	-6.6%	-7.8%	-6.7%	-0.6%	-6.7%	10.1%	-31.1%	-0.6	-0.8
Legacy 1***	1.2%	0.5%	-4.5%	-3.9%	-5.1%	N/A	N/A	-3.8%	10.2%	-23.0%	-0.3	-0.5
Legacy 2***	1.2%	0.5%	-4.7%	-4.1%	-5.5%	N/A	N/A	-4.1%	10.2%	-23.7%	-0.4	-0.5
Global 1***	1.2%	0.5%	-4.1%	-3.4%	-5.2%	N/A	N/A	-4.4%	9.7%	-22.1%	-0.4	-0.6
Global 2***	1.2%	0.5%	-4.3%	-3.6%	-5.4%	N/A	N/A	-4.7%	9.7%	-23.1%	-0.4	-0.6
Global 3***	1.2%	0.4%	-5.8%	-5.2%	-7.1%	N/A	N/A	-6.4%	9.7%	-28.9%	-0.6	-0.8

S&P 500 Total Return Index****	0.4%	2.9%	29.0%	30.2%	17.7%	17.6%	7.7%	17.6%	15.8%	-18.2%	1.1	1.7
Barclays Capital U.S. Long Gov Index****	-0.5%	-2.9%	-11.2%	-12.9%	4.6%	4.6%	6.2%	4.6%	12.8%	-14.3%	0.4	0.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	26%					26%
Energy	4%	Long	Brent Crude Oil	1.8%	Long	4%	Long	Brent Crude Oil	1.8%	Long
			Natural Gas	0.8%	Short			Natural Gas	0.8%	Short
Grains/Foods	12%	Short	Corn	3.9%	Short	12%	Short	Corn	3.9%	Short
			Soybeans	1.8%	Long			Soybeans	1.8%	Long
Metals	10%	Short	Gold	3.3%	Short	10%	Short	Gold	3.3%	Short
			Silver	1.9%	Short			Silver	1.9%	Short
FINANCIALS	74%					74%
Currencies	24%	Long $	Japanese Yen	7.7%	Short	24%	Long $	Japanese Yen	7.8%	Short
			British Pound	1.9%	Long			British Pound	1.9%	Long
Equities	28%	Long	S&P 500	4.1%	Long	28%	Long	S&P 500	4.1%	Long
			DAX Index	3.9%	Long			DAX Index	3.9%	Long
Fixed Income	22%	Long	Bunds	4.0%	Long	22%	Long	Bunds	4.0%	Long
			Japanese Gov't Bonds	3.8%	Long			Japanese Gov't Bonds	3.8%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Heating oil prices rose in excess of 3% after the Energy Information Administration reported an increase in overall demand as temperatures decreased across the Northeast and Midwest sections of the U.S.  Natural gas prices advanced when the same report showed supplies fell more than expected.

Grains/Foods
Soybean prices gained more than 3% after data showed increased demand for U.S. soybean exports as supplies in other countries were lower than expected.  Cotton prices fell by more than 2% as global supplies continued to outpace overall demand.

Metals
Precious metal markets experienced sharp setbacks as investors reacted to multiple comments from Federal Reserve governors who alluded to a possible reduction of the Federal Reserve’s economic stimulus program sooner than previously expected.  Copper prices rose due to a short-term supply shortage caused by Typhoon Haiyan.

Currencies
The Australian dollar fell to its lowest level against the U.S. dollar in more than two months after the governor of the Reserve Bank of Australia implied recent strength in the Australian dollar could lead to an easier monetary policy. The New Zealand dollar depreciated against its U.S. counterpart amid expectations of reduced monetary expansion in the U.S.

Equities
The Hang Seng Index rallied by more than 3% after China’s government outlined structural economic reforms designed to loosen regulations in the country’s financial sector.  The Nikkei 225 registered gains after the Bank of Japan announced the country’s economy is experiencing moderate growth.

Fixed Income
Prices for U.S. Treasuries experienced losses after the record of the recent Federal Reserve meeting showed officials may reduce the amount of debt purchased each month sooner than expected.  British gilt prices fell on the same news.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.